FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP RECEIVES REGULATORY
APPROVALS TO ACQUIRE VISALIA COMMUNITY BANK

FRESNO, CALIFORNIA…May 20, 2013… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), announced today that required regulatory approval has been received by the Securities and Exchange Commission, Federal Deposit Insurance Corporation, California Department of Financial Institutions and the Federal Reserve Bank authorizing Central Valley Community Bancorp to acquire Visalia Community Bank. Final closing of the acquisition is dependent upon a special Visalia Community Bank shareholder meeting scheduled for June 18, 2013, as well as certain closing conditions contained in the merger agreement. The transaction is expected to be completed after the close of business on June 30, 2013. The Visalia Community Bank name and physical signage change to Central Valley Community Bank, in addition to the conversion of all operational systems, is planned for the weekend of July 26-28, 2013. As of December 31, 2012, on a pro forma consolidated basis with Visalia Community Bank, Central Valley Community Bancorp would have had approximately $1.082 billion in total assets and 21 branches.
“We are proud of our 33-year history of solid financial performance which is demonstrated by the approval from all required regulatory agencies to complete the acquisition of Visalia Community Bank. The addition of their three offices in Visalia and one in Exeter will allow Central Valley Community Bank to increase our presence throughout California’s San Joaquin Valley and will provide long-term opportunities for the businesses, customers, employees, community and our Bank in this region,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bank and Central Valley Community Bancorp.
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Central Valley Community Bancorp -- page 2

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, and Tracy, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp
Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus).
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.